Exhibit H

July 25, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 18, 2021 in respect of our review of interim financial information of the Asian Infrastructure Investment Bank for the six months ended June 30, 2021, which is included in Exhibit 8 of the Asian Infrastructure Investment Bank’s Annual Report on Form 18-K for the fiscal year ended December 31, 2020, is incorporated by reference in this Registration Statement under Schedule B.

Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

PricewaterhouseCoopers, 22/F Prince’s Building, Central Hong Kong SAR, China

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com